                                                               EXHIBIT (e)(2)(i)

                           FORM OF AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                                ING MUTUAL FUNDS

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

                                            LAST CONTINUED/
             NAME OF FUND                  APPROVED BY BOARD     REAPPROVAL DATE
             ------------                  -----------------     ---------------
ING Emerging Countries Fund                August 20, 2002      September 1, 2003

ING Global Real Estate Fund                August 20, 2002      September 1, 2003

ING International Fund                     August 20, 2002      September 1, 2003

ING International SmallCap Growth Fund     August 20, 2002      September 1, 2003

ING Precious Metals Fund                   August 20, 2002      September 1, 2003

ING Russia Fund                            August 20, 2002      September 1, 2003

ING Worldwide Growth Fund                  August 20, 2002      September 1, 2003

ING Global Equity Dividend Fund*           February 25, 2003    September 1, 2005

ING Foreign Fund*                          May 29, 2003         September 1, 2004

*This Amended Schedule A to the Underwriting Agreement will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.